Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS     Return document by mail to: CSC ORDER#923206-5 LBY Name Address City State Zip Code     Return document by email to: cscpa@cscglobal.com Articles of Amendment Domestic Corporation DSCB:15-1915/5915 (rev. 7/2015) 1915 Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/. Fee: $70 Check one:     Business Corporation (§ 1915)     Nonprofit Corporation (§ 5915) In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: II-VI Incorporated 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both) (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County c/o: Corporation Service Company Dauphin County 3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1933, as amended 4. The date of its incorporation: 06/22/1971 (MM/DD/YYYY) 5. Check, and if appropriate complete, one of the following:     The amendment shall be effective upon filing these Articles of Amendment in the Department of State.     The amendment shall be effective on: 09/08/2022 Date (MM/DD/YYYY) At 12.01 a.m. Hour (if any)

DSCB:15-1915/5915–2 6. Check one of the following:     The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).     The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate complete, one of the following:     The amendment adopted by the corporation, set forth in full, is as follows Article 1 is hereby amended to provide in full: “1. The name of the corporation is Coherent Corp.”     The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles:     The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 1st day of September, 2022. II-VI INCORPORATED Name of Corporation /s/ Walter R. Bashaw II Signature Walter R. Bashaw II, President Title